Exhibit 99.1

Consent of Qatalyst Partners LP

December 3, 2025

We hereby consent to the use in the joint proxy statement/prospectus pursuant to Section 14(a) of the Securities Exchange Act of 1934 that forms part of the Registration Statement on Form S-4 of Skyworks Solutions, Inc. of our opinion, dated as of October 27, 2025, appearing as Annex D to such joint proxy statement/prospectus, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Opinions of Skyworks’ Financial Advisors—Opinion of Qatalyst Partners,” “Risk Factors—Risks Related to the Mergers,” “The Mergers—Background of the Mergers,” “The Mergers—Skyworks’ Reasons for the Mergers; Recommendation of the Skyworks Board of Directors,” “The Mergers—Certain Skyworks Unaudited Prospective Financial Information,” “The Mergers—Synergies,” “The Mergers—Certain Pro Forma Financial Information” and “The Mergers—Opinions of Skyworks’ Financial Advisors—Opinion of Qatalyst Partners”.

/s/ Qatalyst Partners LP
Qatalyst Partners LP